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                                                                    EXHIBIT 21.1

                           INTERNATIONAL SUBSIDIARIES

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
COUNTRY                                        OFFICIAL NAME
-------                                        -------------
Australia                                      Ariba Australia Pty Ltd
Canada                                         Ariba Canada, Inc.
Germany                                        Ariba Deutschland GmbH
Netherlands                                    Ariba Netherlands B.V.
Sweden                                         Ariba Sweden AB
Switzerland                                    Ariba Switzerland GmbH/Sarl/Ltd liab Co.
United Kingdom                                 Ariba U.K. Limited